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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-20029-01, 333-70943, 333-49079 and 333-53312)
and Form S-8 (Nos. 33-70878, 33-94350, 333-05737, 333-20029-02, 333-45650,
333-38596, 333-70933, 333-37733, 333-24577 and 333-53334) of Watson
Pharmaceuticals, Inc. of our report dated February 12, 2001 relating to the financial statements, which appears in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP

Los Angeles, California
March 28, 2001